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                                                                    EXHIBIT 11.0

                            FIRST BELL BANCORP, INC.
           COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 and 2001
               (unaudited, in thousands, except per share amounts)

                                                   Three Months Ended                          Three Months Ended
                                                   ------------------                          ------------------
                                                   September 30, 2002                          September 30, 2001
                                                   ------------------                          ------------------

                                                        Weighted                                    Weighted
                                                        Average          Per                         Average          Per
                                          Income         Shares         Share         Income         Shares          Share
                                         --------       --------       -------       --------       --------       --------
Income available to
Common stockholders                      $  2,139          4,774             -       $  1,464          4,758              -

Unearned MRP shares                             -           (181)            -              -           (181)             -
Unearned ESOP shares                            -           (443)            -              -           (478)             -
                                         --------       --------       -------       --------       --------       --------
Basic earnings per share                    2,139          4,150       $  0.52          1,464          4,099       $   0.36

Effect of dilutive
securities:                                     -            129             -              -            102              -
Stock options                            --------       --------       -------       --------       --------       --------

Diluted earnings per share               $  2,139          4,279       $  0.50       $  1,464          4,201       $   0.35
                                         ========       ========       =======       ========       ========       ========

                                                    Nine months Ended                          Nine months Ended
                                                    -----------------                          -----------------
                                                   September 30, 2002                          September 30, 2001
                                                   ------------------                          ------------------

                                                        Weighted                                    Weighted
                                                        Average          Per                         Average          Per
                                           Income        Shares         Share         Income         Shares          Share
                                           ------       --------       -------      ---------       --------       --------
Income available to common
stockholders                             $  6,607          4,770             -      $   4,487          4,758              -
                                                                                    ---------       --------       --------

Unearned MRP shares                             -           (181)            -              -           (181)             -
Unearned ESOP shares                            -           (450)            -              -           (486)             -
                                         --------       --------       -------      ---------       --------       --------
Basic earnings per share                    6,607          4,139       $  1.60          4,487          4,092       $   1.10

Effect of dilutive
securities:                                     -            123             -              -             99              -
Stock options                            --------       --------       -------      ---------       --------       --------

Diluted earnings per share               $  6,607          4,262       $  1.55      $   4,487          4,191       $   1.07
                                         ========       ========       =======      =========       ========       ========
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